EXHIBIT 10.24

Form of Director Stock Option Amendment dated December 14, 2006, under 2004 Director Stock Option Plan.

AMENDMENT TO STOCK OPTION AGREEMENT

THIS AMENDMENT TO STOCK OPTION AGREEMENT is made as of this          day of December 2006 between American Access Technologies, Inc., a Florida corporation (the “Company”) and                     , a director of the Company (the “Grantee”).

RECITALS:

1. The Company and the Grantee have executed a Stock Option Agreement with a date of grant set forth on Exhibit A hereto (the “Stock Option Agreement”) which Stock Option Agreement was issued to the Grantee under a Directors Stock Option Plan of the Company; and

2. The parties desire to amend the Stock Option Agreement as set forth on Exhibit A hereto, such amendment to be effective as of the date of grant.

AGREEMENT:

In consideration of the covenants and agreements contained in the Stock Option Agreement and this Amendment, and other good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Stock Option Agreement. Section 3(i) of the Stock Option Agreement is hereby amended to read as follows:

(i) Termination of Directorship. If the Grantee ceases to be a director of the Company for any reason other than death only that portion of this Option exercisable at the time of such termination may thereafter be exercised, and it may not be exercised more than three (3) months after such termination nor after the expiration date of this Option, whichever date is sooner, unless (a) such termination is by reason of the Grantee’s permanent and total disability, in which case it may not be exercised more than one (1) year after such termination nor after the expiration date of this Option, whichever date is sooner; or (b) such termination is in connection with, related to, effective as of, subject to, or occurs after a merger, reorganization, business combination, tender offer or similar transaction, or series of related transactions, which results in 50% or more of the voting securities of Company being issued or transferred in connection therewith, in which case this Option may not be exercised later than the expiration date of this Option.

2. Miscellaneous.

(a) All capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Option Agreement.

(b) Except as otherwise provided herein, the terms and conditions of the Stock Option Agreement shall remain in full force and effect.

(c) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A signed counterpart of this Agreement may be delivered by fax machine or electronic mail and shall be binding to the same extent as a counterpart with an original signature. Any party who delivers such a signed counterpart agrees to later deliver an original signed counterpart to any party which requests it.

IN WITNESS WHEREOF, the parties have executed or have caused their duly authorized representatives to execute this Agreement the day and year first above written.

American Access Technologies, Inc

By:	By:
Title:		Director